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                                                                   EXHIBIT 10.12


                    BOARD MEMBERS' DEFERRED COMPENSATION PLAN
                                       OF
                             U.S. TRUST CORPORATION

             AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1997

                                      -----


1.       PURPOSE

         The purpose of the Plan is to provide Eligible Board Members of the Corporation and its Affiliated Companies with an opportunity to defer payment of certain portions of their compensation, at their election, in accordance with the provisions hereof. In addition, the Plan provides for annual amounts of deferred compensation to be credited to Eligible Board Members for 1997 and subsequent years, in the form of Phantom Share Units. The Plan also provides for the payment of benefits to Eligible Board Members on December 31, 1996, in substitution for their projected benefits under the Retirement Plan determined as of that date.

2.       DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "ACCOUNT" shall mean the Account established for a Participant pursuant to Section 6.

         "AVERAGE MARKET VALUE" shall mean, with respect to one Common Share as of any date or with respect to any period, the average of the mean between the per-share high and low prices for the Common Shares on such date, or on each trading day during such period, as quoted on the Nasdaq National Market System, or, if the Common Shares are not traded on such system, on such other securities market or securities exchange on which such shares are traded as the Committee shall determine.

         "BENEFICIARY" shall mean the person or persons designated by a Participant in accordance with Section 9 to receive any amount, or any Common Shares, payable under the Plan by reason of his or her death.

         "BOARD" shall mean (i) the Board of Directors, (ii) the Board of Directors of United States Trust Company of New York, or (iii) the board of directors of any other direct or indirect subsidiary of the Corporation, the members of which board have been designated by the Board of Directors as being eligible for participation in this Plan.
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         "BOARD OF DIRECTORS" shall mean the Board of Directors of the
Corporation.

         "BUSINESS DAY" shall mean any day on which Common Shares are traded on the Nasdaq National Market System or, if Common Shares are not traded on such system, on such other securities market or securities exchange on which such shares are traded as the Committee shall determine.

         "CHASE MERGER AGREEMENT" shall mean the Agreement and Plan of Merger dated as of November 18, 1994 between The Chase Manhattan Corporation and the Corporation.

         "CHASE MERGER CLOSING DATE" shall mean the "Closing Date", as defined in Section 1.2 of the Chase Merger Agreement.

         "COMMITTEE" shall mean the persons appointed by the Board of Directors to administer the Plan in accordance with Section 12.

         "COMMON SHARES" shall mean the common shares ($1.00 par value per share) of the Corporation.

         "CORPORATION" shall mean U.S. Trust Corporation.

         "ELIGIBLE BOARD MEMBER" shall mean, as of any date of reference, any individual who, on such date, is a member of any Board and is entitled to receive compensation for services rendered in such capacity.

         "ELIGIBLE COMPENSATION" shall mean, with respect to any Eligible Board Member for any Plan Year, all fees payable to such Board Member during such year for attendance at meetings of any Board or committees thereof, and all fees payable to such Board Member during such year by way of retainer for service as a member or chairman of any Board or committees thereof regardless of the number of meetings attended ("Retainer Fees"). Notwithstanding the foregoing, the term "Eligible Compensation" shall not include any compensation payable to an Eligible Board Member in a form other than cash.

         "PARTICIPANT" shall mean any Eligible Board Member or former Eligible Board Member for whom an Account has been established, and is being maintained, pursuant to Section 6.

         "PHANTOM SHARE UNIT" or "PSU" shall mean a unit of measurement equivalent to one Common Share, with none of the attendant rights of a holder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.


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         "PLAN" shall mean the Board Members' Deferred Compensation Plan of U.S.
Trust Corporation, as set forth herein and as amended from time to time.

         "PLAN YEAR" shall mean the calendar year.

         "PRIOR PLAN" shall mean the Board Members' Deferred Compensation Plan of U.S. Trust Corporation, as in effect from time to time prior to the Chase Merger Closing Date.

         "RETIREMENT PLAN" shall mean the Board Members' Retirement Plan of U.S. Trust Corporation, as in effect on December 31, 1996.

3.       DEFERRAL ELECTIONS

         An Eligible Board Member may elect to have payment of any part or all of his or her Eligible Compensation for any Plan Year deferred, and to have payment of such portion made under the terms of this Plan. Any such election shall be made in accordance with the following rules:

         (a) A deferral election shall be made in writing, on a form provided by the Committee for such purpose.

         (b) In the election form, the Eligible Board Member (i) shall specify, by percentage (which must be an even multiple of 5%), the portion of his or her Eligible Compensation the Eligible Board Member wishes to defer hereunder (the amounts so deferred are hereinafter referred to as the Eligible Board Member's "Deferred Amounts"), and (ii) shall specify, by percentage (which must be an even multiple of 5%), the portions of the Eligible Board Member's Deferred Amounts that he or she wishes to have allocated, respectively, to the PSU Portion and to the Interest Portion of the Account established for the Eligible Board Member pursuant to Section 6. At least 50% of the Eligible Board Member's Deferred Amounts for each Plan Year must be allocated to the PSU Portion of such Account.

         (c) An Eligible Board Member's election to defer Eligible Compensation for any Plan Year beginning on or after January 1, 1995 and before January 1, 1998 shall be filed with the Committee by no later than June 30 of the preceding Plan Year. An Eligible Board Member's election to defer Eligible Compensation for any Plan Year beginning on or after January 1, 1998 shall be filed with the Committee by no later than December 15 of the preceding Plan Year.

         (d) Notwithstanding the provisions of paragraph (b) above, a newly elected Eligible Board Member may make an initial deferral election hereunder with respect to Eligible Compensation for the Plan Year in which he or she is first elected to serve as a member of any Board (and, if so elected after June 30 of any such year prior to 1997, for the next following Plan Year) by filing his or her election form with the Committee by no later than 30 days after the


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date on which he or she commences to serve as a member of such Board. Any deferral election so made shall be effective only with respect to Eligible Compensation earned for services performed after the date on which the Eligible Board Member's initial deferral election has been filed with the Committee.

         (e) Any deferral election made by an Eligible Board Member with respect to his or her Eligible Compensation for a Plan Year, and any election made hereunder as to the allocation of the Deferred Amounts for such year to the PSU Portion and the Interest Portion of his or her Account, shall be irrevocable.

4.       CONVERTED RETIREMENT PLAN BENEFIT

         As of January 1, 1997, there shall be credited to the PSU Portion of the Account maintained for each person who is an Eligible Board Member on that date, an amount equal to such Eligible Board Member's Converted Retirement Plan Benefit. An Eligible Board Member's "Converted Retirement Plan Benefit" shall mean the lump-sum actuarial present value of his or her Accrued Retirement Benefit under the Retirement Plan, determined as of December 31, 1996, using an assumed interest rate of 7.5% per annum, compounded annually, and the 1983 Group Annuity Mortality Table For Males to determine post-retirement life expectancy. A Participant's "Accrued Retirement Benefit" shall mean a single life annuity payable commencing at age 72 in equal annual amounts, with the amount of each such annual payment equal to (i) $29,000, multiplied by (ii) a fraction the numerator of which is the Participant's number of years of service as an Eligible Board Member as of December 31, 1996, and the denominator of which is the number of years of service as an Eligible Board Member the Participant would have at the date he or she attains age 72 if he or she continued to serve as an Eligible Board Member until that date.

5.       ANNUAL SUPPLEMENTAL CREDIT

         As of February 28, 1997, and as of the last day of February of each Plan Year thereafter, an amount equal to $5,000 shall be credited to the PSU Portion of the Account maintained for each person who on such date is a member of the Board of Directors and is an Eligible Board Member.

6.       ACCOUNTS

         For each Eligible Board Member who has made a deferral election under
Section 3 or who is entitled to be credited with any amount under Section 4 or 5, there shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate Account to reflect such Eligible Board Member's interest under the Plan. The Account so established shall be maintained in accordance with the following provisions:


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         (a) The Account established for each Participant shall consist of two sub-accounts referred to herein, respectively, as the "PSU Portion" and the "Interest Portion".

         (b) As of the Chase Merger Closing Date, the Interest Portion of each Participant's Account shall be credited with an amount equal to the balance, determined as of the close of business on the day preceding the Chase Merger Closing Date, of the Interest Portion of the Account maintained for the Participant under the Prior Plan, and the PSU Portion of each Participant's Account shall be credited with a number of PSU's equal to the number of PSU's included in the balance, determined as of the close of business on the day preceding the Chase Merger Closing Date, of the PSU Portion of the Account maintained for the Participant under the Prior Plan.

         (c) As of the Effective Time (as defined in Section 1.3 of the Chase Merger Agreement), the number of PSU's credited to the PSU Portion of a Participant's Account hereunder pursuant to (b) above shall be adjusted so as to equal the number of such PSU's determined by dividing (i) the product of (A) the number of such PSU's multiplied by (B) the Average Market Value of one common share of U.S. Trust Corporation (as then constituted) during the 30 day period ending on the day immediately preceding the Chase Merger Closing Date, by (ii) the amount representing the 10 day average of the daily average of the high bid and low asked prices for one common share of the Corporation in the over-the-counter market as reported by the National Quotation Bureau Incorporated on a "when-issued" basis on each of the 10 trading days immediately preceding the Chase Merger Closing Date.

         (d) The PSU Portion and the Interest Portion of each Participant's Account shall be credited with amounts equal to the portions of the Participant's Deferred Amounts for each Plan Year (but only for periods subsequent to the Chase Merger Closing Date, in the case of Deferred Amounts for the Plan Year beginning on January 1, 1995) that the Participant has elected under Section 3 hereof (or under Section 3 of the Prior Plan) to have allocated to such Portions. Such amounts shall be so credited as of the first day of the calendar month following the month in which the amounts in question would have been paid to the Participant had the Participant not elected to have payment of such amounts deferred.

         (e) The PSU Portion of a Participant's Account shall be credited with such amounts, and as of such dates, as required pursuant to the provisions of Sections 4 and 5.

         (f) The PSU Portion and the Interest Portion of a Participant's Account shall be adjusted to reflect all additional PSU's, interest and Earnings (as defined in paragraph (c) of Section 8) to be credited to such Portions pursuant to Section 8, and all payments made with respect to such Portions pursuant to
Section 9.

         (g) A Participant's interest in his or her Account shall be fully vested and nonforfeitable at all times.


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7.       CONVERSION TO PSU'S

         Amounts credited to the PSU Portion of a Participant's Account pursuant to paragraphs (d) and (e) of Section 6 (and any interest credited thereon pursuant to paragraph (b) of Section 8) shall be converted into (and after such conversion shall be reflected in such Portion as) a number of Phantom Share Units ("PSU's"). The conversion shall be made in accordance with the following rules.

         (a) Amounts so credited shall be converted as of the following dates (the date for the conversion of each such amount is hereinafter referred to as the "Conversion Date"):

                    (i) Except as provided in (ii) below, the Conversion Date for any amount so credited shall be the same date as the date as of which such amount is so credited.

                   (ii) In the case of any Eligible Board Member who is first elected to serve as a Member of any Board during any Plan Year beginning on or after January 1, 1995 but before January 1, 1997, the Conversion Date for any amounts so credited with respect to his or her Deferred Amounts for such Plan Year and, if so elected after June 30 of such year, for the next following Plan Year, shall be the later of (A) the date as of which such amount is so credited, or (B) the first day of the month following the expiration of six months from the date on which the Eligible Member's initial deferral election was filed with the Committee pursuant to Section 3(d).

         (b) The number of PSU's into which any amount credited to the PSU Portion of a Participant's Account (and any interest credited thereon under paragraph (b) of Section 8) is to be converted shall be determined by dividing
(i) the dollar value of such amount by (ii) the Average Market Value of one Common Share on the Conversion Date for such amount or, if such Conversion Date is not a Business Day, on the Business Day next preceding such Conversion Date.

8.       CREDITING OF DIVIDEND EQUIVALENTS AND EARNINGS

         Until payment with respect to a Participant's Account has been made in full in accordance with Section 9, the PSU Portion of a Participant's Account shall be credited with additional PSU's or interest, and the Interest Portion of the Participant's Account shall be credited with Earnings, with respect to periods beginning on and after July 1, 1996, in accordance with the following provisions:

         (a) As of each date on which the Corporation pays a dividend on its Common Shares ("Dividend Payment Date") the PSU Portion of each Participant's Account shall be credited with additional PSU's, the number of which shall be determined by first (i) multiplying the number


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of PSU's standing to the Participant's credit on the date such dividend was declared by the per-share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the Average Market Value of one Common Share on the Dividend Payment Date.

         (b) If, as of the last day of any calendar month, any part of the balance of the PSU Portion of a Participant's Account has not yet been converted into PSU's in accordance with Section 7, such part of the balance shall be credited, as of such last day, with interest computed at the Prime Rate (as hereinafter defined).

         (c) As of the last day of each calendar month, each part of the balance of the Interest Portion of a Participant's Account for which a separate Earnings Crediting Option (as hereinafter defined) is in effect pursuant to the Participant's election hereunder shall be credited with an amount determined by multiplying such part of the balance by a percentage corresponding to the Applicable Rate of Return (as hereinafter defined) for such month under such Earnings Crediting Option. The amount so credited (which may be positive or negative depending on whether the Applicable Rate of Return for the month is positive or negative) is referred to herein as "Earnings".

         (d) For purposes of this Section 8, the term "Earnings Crediting Option" shall mean, as of any date of reference on or after July 1, 1996, any one of the following: the S&P 500 Index, the Lehman Bros. Government/Corporate Bond Index, the IBC's Money Fund Report First Tier Average, and the UST Prime Rate.

         Notwithstanding the foregoing, the Committee may at any time, in its sole discretion, determine (i) that any option referred to in the preceding paragraph shall cease to constitute an Earnings Crediting Option for purposes of the Plan, or (ii) that any other index or hypothetical investment fund or referenced rate of return shall constitute an Earnings Crediting Option for purposes of the Plan. Participants shall be notified in writing, at least 45 days in advance, of any change in the Plan's Earnings Crediting Options.

         (e) The "Applicable Rate of Return" for any month shall mean (i) in the case of the S&P 500 Index, the percentage, as determined by the Committee, by which (A) the value of such Index as of the last business day of such month, as adjusted to reflect all income earned for such month on the securities included in such Index, exceeds, or is less than, (B) the value of such Index as of the last business day of the immediately preceding month, determined without taking such adjustment into account; (ii) in the case of the Lehman Bros. Government/Corporate Bond Index, the percentage, as determined by the Committee, by which the value of such Index as of the last Business Day of such month, exceeds, or is less than, the value of such Index as of the last Business Day of the immediately preceding month; (iii) in the case of the IBC's Money Fund Report First Tier Average, the rate of return corresponding to the 7-day compounded yield for such Average, for the period ending on, or most recently prior to, the last day of such month; (iv) in the case of the UST Prime Rate Option, the rate of return corresponding to the prime rate


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as quoted by United States Trust Company of New York on the last Business Day of such month; and (v) in the case of any other Earnings Crediting Option, the rate of return applicable for such month, as determined by the Committee in its sole discretion.

         (f) A Participant may make elections with respect to the Earnings Crediting Options that are to apply on and after July 1, 1996 with respect to the Interest Portion of his or her Account, in accordance with the following rules:

                    (i) a Participant may elect to have any part or all of the balance of the Interest Portion credited with Earnings under any Earnings Crediting Option available under the Plan at the time of his or her election.

                   (ii) each Participant for whom an Account was being maintained on May 15, 1996 shall make an initial election as to the Earnings Crediting Options that are to apply with respect to the Interest Portion of his or her Account on and after July 1, 1996. Such election shall be made in writing, on a form provided by the Committee for such purpose, and such form shall be filed with the Committee by no later than June 14, 1996. In such election form, the Participant shall specify, by percentages (which must be even multiples of 5%) the respective parts of the balance of the Interest Portion that are to be credited with Earnings under each of the Earnings Crediting Options designated by the Participant in such form. If a Participant fails to make such election by June 14, 1996, the Participant shall be deemed to have selected the UST Prime Rate as the Earnings Crediting Option to apply to the entire balance of the Interest Portion.

                  (iii) each Eligible Board Member who becomes a Participant after May 15, 1996 shall make an initial election as to the Earnings Crediting Options that are to apply with respect to the Interest Portion at the time the Participant first elects under Section 3 to have any part of the Participant's Deferred Amounts for any Plan Year allocated to the Interest Portion of his or her Account. Such election shall be made in the election form in which the Participant makes his or her election under Section 3 to have such part of the Participant's Deferred Amounts for such Plan Year allocated to the Interest Portion. In such election form, the Participant shall specify, by percentages (which must be even multiples of 5%) the respective parts of the balance of the Interest Portion of his or her Account that are to be credited with Earnings under each of the Earnings Crediting Options designated by the Participant in such form.

                   (iv) The Earnings Crediting Options selected in the initial election made by a Participant under clause (ii) or (iii) above (or deemed to have been selected by a Participant under clause (ii) above) shall remain in effect (and shall apply to all additional amounts allocated to the Interest Portion pursuant to any deferral elections made by the Participant under Section 3 with respect to any subsequent Plan Years) until the Participant changes his or her election in accordance with clause (v) below.


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                    (v) A Participant may change the Earnings Crediting Options that are to apply with respect to the Interest Portion of his or her Account by making a new election hereunder. Such new election shall be made in writing, on a form which is provided by the Committee for this purpose and which the Participant files with the Committee. In such form, the Participant shall specify, in the same manner as described in clause (ii) above, the respective parts of the balance of the Interest Portion that are to be credited with Earnings under each of the Earnings Crediting Options designated by the Participant in such form. The Participant's new election shall become effective as of the first day of the calendar month following the date on which such election is filed with the Committee, provided that it is so filed at least 15 days prior to such first day. The Earnings Crediting Options selected by the Participant in such new election shall remain in effect until the Participant again changes his election with respect to the Interest Portion of his or her Account in accordance with this clause (v).

         (g) The Interest Portion of a Participant's Account shall continue to be credited with Earnings in accordance with the provisions of this Section 8 until all payments required to be made with respect to the Interest Portion under Section 9 have been made. For this purpose, any payments made under
Section 9 with respect to the Interest Portion of the Participant's Account will be deemed to have been made pro rata from the respective parts of the balance of the Interest Portion that are subject to separate Earnings Crediting Options.

9.       PAYMENT OF ACCOUNT BALANCES

         Payment with respect to a Participant's Account shall be made in accordance with the following provisions:

         (a) The balances of the PSU Portion and the Interest Portion of a Participant's Account shall become payable upon the Participant's ceasing to be a member of any Board, for any reason.

         (b) Unless at the time a Participant's Account becomes payable there is in effect for the Participant an election under (c) below, payment with respect to the PSU Portion and the Interest Portion of the Participant's Account shall be made in the form of a single lump sum payment. Such payment shall consist of
(i) a number of Common Shares equal to the number of whole PSU's included in the balance of the PSU Portion of the Participant's Account, and (ii) cash in an amount equal to the sum of (A) the balance of the Interest Portion of the Participant's Account and (B) an amount determined by multiplying the fractional part, if any, of a PSU included in the balance of the PSU Portion of the Participant's Account by the Average Market Value of one Common Share on the Business Day immediately preceding the date on which such payment is to be made. Such payment shall be made to the Participant or, if the Participant's Account becomes payable by reason of his or her death, to the Participant's Beneficiary. Payment shall be made on the last Business Day of February of the Plan Year


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following the year in which the Participant's employment with the Corporation and its Affiliated Companies terminates.

         (c) A Participant may elect to have payment with respect to the PSU Portion and the Interest Portion of his or her Account made to the Participant in the form of a series of 10 annual installments, payable in the manner described in Section 9(d). An election under this Section 9(c) shall be made in writing, on a form that is provided by the Committee for such purpose and that is filed by the Participant with the Committee at least one year prior to the date on which the Participant ceases to be a member of the Board. Any election so made may be revoked, and a new election may be made hereunder after such revocation. Any such revocation or new election shall be made in the same manner, and by the same date, as described in the second preceding sentence ceases. No election or revocation of an election made hereunder shall be given effect unless it is made within the time prescribed herein.

         (d) If a Participant's Account becomes payable in the form of a series of 10 annual installments pursuant to the Participant's election under Section 9(c), such payments shall be made in accordance with the following provisions:

                    (i) The first such installment payment shall be made on the last Business Day of February of the Plan Year following the year in which the Participant ceases to be a member of any Board, and the remaining installment payments shall be made on the last Business Day of February of each succeeding Plan Year.

                   (ii) Each installment payment to be made with respect to the Interest Portion of a Participant's Account shall be made in cash, in an amount determined by dividing (A) the balance of the Interest Portion determined as of the last day of the Plan Year preceding the year in which such payment is to be made, by (B) the number of installment payments remaining to be made. The last such installment payment shall include Earnings credited to the Interest Portion for the month preceding the month in which such payment is made.

                  (iii) Each installment payment to be made with respect to the PSU Portion of a Participant's Account shall be made partly in Common Shares, and partly in cash. The number of shares to be included in each such installment payment shall be equal to the number of whole PSU's included in the quotient resulting from dividing (A) the total number of PSU's included in the balance of the PSU Portion of the Participant's Account as of the last day of the Plan Year preceding the year in which such payment is to be made, by (B) the number of installment payments remaining to be made; and the amount of cash to be included in each such installment payment shall be determined by multiplying (C) the fractional part of a PSU included in the aforementioned quotient by (D) the Average Market Value of one Common Share on the Business Day immediately preceding the date on which such installment payment is to be made. The last such


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         installment payment shall include a number of Common Shares equal to the whole number of any additional PSU's that are credited to the PSU Portion of the Participant's Account under Section 8(a) during the month preceding the month in which such payment is made, together with cash (in an amount determined in the same manner as described in the preceding sentence) for any fractional part of a PSU that is so credited.

         (e) If a Participant should die before receiving all payments required to be made hereunder with respect to the Participant's Account, any payments remaining to be made at the date of the Participant's death shall be made to the Participant's Beneficiary as follows:

                    (i) Payment with resect to the Interest Portion of the Participant's Account shall be made in the form of a single lump-sum cash payment, in an amount equal to the balance of the Interest Portion determined as of the last day of the month preceding the month in which such payment is made.

                   (ii) Payment with respect to the PSU Portion of the Participant's Account shall be made in the form of (A) a number of Common Shares equal to the number of whole PSU's included in the balance of the PSU Portion as of the last day of the month preceding the month in which such payment is made, and (b) a cash payment in an amount determined by multiplying (x) the fractional part of a PSU included in such balance as of such last day, by (y) the Average Market Value of one Common Share on the Business Day immediately preceding the date on which such payment is made.

                  (iii) The payments to be made hereunder to the Participant's Beneficiary shall be made as soon as practicable after the date of the Participant's death.

         (f) Notwithstanding any other provision in this Section 9 to the contrary, payment with respect to any part or all of the Participant's Account balances may be made to the Participant on any date earlier than the date on which such payment is to be made pursuant to such other provisions of this
Section 9 if (i) the Participant requests such early payment and (ii) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant meet an "unforeseeable emergency" within the meaning of Section 1.457-2(h)(4) of the federal income tax regulations. The amount that may be so paid may not exceed the amount necessary to meet such emergency.

         (g) There shall be deducted from the amount of any payment otherwise required to be made under the Plan any Federal, state and local taxes required by law to be withheld with respect to such payment.


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10.      ADJUSTMENT OF PSU'S

         In the event of any change in the Common Shares occurring after the Chase Merger Closing Date by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase such shares at a price substantially below fair market value, or any similar change affecting the Common Shares, the number and kind of shares represented by Phantom Share Units shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section 10 and, upon such notice, such adjustment shall be effective and binding for all purposes of the Plan.

11.      SOURCE, LISTING AND QUALIFICATION OF COMMON SHARES

         The Common Shares distributed under the Plan may be shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation at such time or times and in such manner as it may determined. The Corporation shall be under no obligation to acquire Common Shares for distribution to Participants before payment in Common Shares is due.

         The Corporation, in its discretion, may postpone the issuance, delivery, or distribution of Common Shares with respect to any PSU's until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant or Beneficiary to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

12.      DESIGNATION AND CHANGE OF BENEFICIARY

         Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any Common Shares, payable under the Plan by reason of his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 12, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount payable


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
under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

13.      PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS

         If the Committee shall find that any Participant or Beneficiary to whom any amount, or any Common Shares, is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, such amount, or such Common Shares, may be paid to such Participant's or Beneficiary's spouse, child or other relative, an institution maintaining or having custody of such person, or any person deemed by the Committee to be a proper recipient on behalf of such Participant or Beneficiary, unless a prior claim therefor has been made by a duly appointed legal representative of the Participant or Beneficiary.

         Any payment made under this Section 12 shall be a complete discharge of the liability of the Corporation with respect to such payment.

14.      RIGHTS OF PARTICIPANTS

         A Participant's rights and interests under the Plan shall be subject to the following provisions:

         (a) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.

         (b) The Corporation may, but shall not be required to, purchase a life insurance policy or policies, to assist it in funding any of its payment obligations under the Plan. If any policy is so purchased, it shall, at all times, remain subject to the claims of the Corporation's creditors. No Participant or Beneficiary shall have any interest in, or rights with respect to, such policy.

         (c) A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

15.      ADMINISTRATION

         The Plan shall be administered by a Committee composed of at least three Board members who shall be appointed by the Board of Directors from among Board members who are not Eligible Board Members. If at any time there are less than three such Board members, additional members of the Committee shall be appointed from among those Board members who have never participated in the Plan or, in the absence of any such Board members, from among any senior officers of the Corporation or any of its direct or indirect subsidiaries.

         All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

         No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee, and each employee, officer, director or trustee of the Corporation or any of its direct or indirect subsidiaries to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

16.      AMENDMENT OR TERMINATION

         The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment of the Plan shall deprive any Participant of any rights to receive payment of any amounts due him or her under the terms of the Plan as in effect prior to such amendment without his or her written consent.

         Any amendment that the Board of Directors would be permitted to make pursuant to the preceding paragraph may also be made by the Committee where appropriate to facilitate the administration of the Plan or to comply with applicable law or any applicable rules and regulations of governing authorities provided that the cost of the Plan to the Corporation is not materially increased by such amendment.

17.      SUCCESSOR CORPORATION

         The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.


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
18.      GOVERNING LAW

         The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York.


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